Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Antonius Schuh, Chief Executive Officer of Sequenom, Inc. (the “Company”) and Stephen Zaniboni, Chief Financial Officer of the Company, each hereby certify that, to the best of their knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Quarterly Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission (“SEC”) or its staff upon request.

This Certification accompanies the Quarterly Report to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Quarterly Report), irrespective of any general incorporation language contained in such filing.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 7th day of May, 2004.

/s/ ANTONIUS SCHUH
Antonius Schuh, Chief Executive Officer

/s/ STEPHEN ZANIBONI
Stephen L. Zaniboni, Chief Financial Officer